     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1998
                                                      REGISTRATION NO. 333-____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                               DAVOX CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                    02-0364368
    (State or Other Jurisdiction of                    (I.R.S. Employer
    Incorporation or Organization)                      Identification No.)

                            6 TECHNOLOGY PARK DRIVE
                        WESTFORD, MASSACHUSETTS  01886
              (Address of Principal Executive Offices) (Zip Code)
                             ____________________

                       ANSWERSOFT, INC. 1994 STOCK PLAN
                           (Full Title of the Plan)
                             --------------------

                             ALPHONSE M. LUCCHESE
                               DAVOX CORPORATION
                            6 TECHNOLOGY PARK DRIVE
                        WESTFORD, MASSACHUSETTS  01886
                    (Name and Address of Agent For Service)

                                (978) 952-0200
         (Telephone Number, Including Area Code, of Agent For Service)
                        ______________________________

                        CALCULATION OF REGISTRATION FEE


                                                      PROPOSED              PROPOSED
                                                      MAXIMUM               MAXIMUM
TITLE OF SECURITIES TO            AMOUNT TO BE      OFFERING PRICE         AGGREGATE         AMOUNT OF
   BE REGISTERED                   REGISTERED         PER SHARE         OFFERING PRICE    REGISTRATION FEE
   -------------                   ----------         ---------         --------------    ----------------

Common Stock,$.10 par value         103,742 shares      $ 0.77 (1)         $ 79,881.34         $23.57 (2)
Common Stock, $.10 par value        129,346 shares      $ 2.01 (1)         $259,985.46         $76.70 (2)
Common Stock, $.10 par value          4,677 shares      $34.12 (1)         $159,579.24         $47.08 (2)

(1) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(2)  Calculated pursuant to Section 6(b) of the Securities Act of 1933.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

     The documents containing the information specified in this Item 1 will be sent or given to employees, directors and others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in this Registration Statement by reference as of their respective dates:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed pursuant to the Exchange Act.

     (b) Amendment No. 1 to the Registrant's Annual Report on Form 10-K/A for fiscal year ended December 31, 1997, filed on April 13, 1998 pursuant to the Exchange Act.

     (c) The Registrant's Current Report on Form 8-K dated March 9, 1998, filed on March 17, 1998 pursuant to the Exchange Act.

     (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed pursuant to the Exchange Act.

     (e) The Registrant's Current Report on Form 8-K dated May 6, 1998, filed on May 8, 1998 pursuant to the Exchange Act.

     (f) Amendment No. 1 to the Registrant's Current Report on Form 8-K/A dated May 6, 1998, filed May 11, 1998 pursuant to the Exchange Act.

     (g) Description of Capital Stock contained in the Registrant's Restated Certificate of Incorporation, as amended, filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law and the Registrant's charter and by-laws provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Registrant's charter and by-laws filed as Exhibits 3.01 and 3.02 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended.

     THE REGISTRANT MAINTAINS DIRECTORS AND OFFICERS LIABILITY INSURANCE FOR THE BENEFIT OF ITS DIRECTORS AND CERTAIN OF ITS OFFICERS.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.  Description of Exhibit
-----------  ----------------------

4.1          AnswerSoft, Inc. 1994 Stock Plan

5.1          Opinion of Testa, Hurwitz & Thibeault, LLP

23.1         Consent of Arthur Andersen LLP

23.2         Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
             5.1)

24.1         Power of Attorney (found on Page 6 of this Registration Statement)

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
          (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westford, Commonwealth of Massachusetts, on the 12th day of May, 1998.


                                        DAVOX CORPORATION


                                        By: /s/ Alphonse M. Lucchese
                                            ------------------------
                                            Alphonse M. Lucchese
                                            Chief Executive Officer
                                            and Chairman

                        POWER OF ATTORNEY AND SIGNATURES

   EACH PERSON WHOSE SIGNATURE appears below this Registration Statement hereby constitutes and appoints Alphonse M. Lucchese and John C. Connolly and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Davox Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature               Title(s)                        Date
      ---------               --------                        ----

/s/ Alphonse M. Lucchese      Chief Executive Officer         May 12, 1998
---------------------------   and Chairman
Alphonse M. Lucchese

/s/ John J. Connolly          Vice President Finance and      May 12, 1998
---------------------------   Chief Financial Officer
John J. Connolly

/s/ Michael D. Kaufman        Director                        May 12, 1998
---------------------------
Michael D. Kaufman

/s/ Walter J. Levison         Director                        May 12, 1998
---------------------------
Walter J. Levison

/s/ R. Scott Asen             Director                        May 12, 1998
---------------------------
R. Scott Asen

                                 EXHIBIT INDEX


Exhibit No.  Description
-----------  -----------

4.1          AnswerSoft, Inc. 1994 Stock Plan

5.1          Opinion of Testa, Hurwitz & Thibeault, LLP

23.1         Consent of Arthur Andersen LLP

23.2         Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
             5.1)

24.1         Power of Attorney (found on Page 6 of this  Registration Statement)